Exhibit 99.1
Edgio Reports Second Quarter Financial Results
Record second quarter revenue of $74.3 million, up 54% year over year
Raises synergy target from Edgecast acquisition to $60 million
Raises 2022 revenue guidance and issues 2023 outlook
TEMPE, Ariz., August 8, 2022 – Edgio, Inc. (Nasdaq: EGIO), securely powering the most performant applications, delivery, and streaming experiences at the edge, today reported strong financial results for the second quarter ended June 30, 2022. Continuing four consecutive quarters of improved profitability, expanding market share, and extending its product portfolio - bolstered by two transformative acquisitions - Edgio’s solutions are demonstrating value and delivering meaningful impact.
“We continue to successfully execute on our multi-year transformation plan. In the past 12 months, we have completed two acquisitions, overhauled all aspects of our operating model, removed significant costs, and implemented a new growth-oriented commercial team. Our solutions are demonstrating proof of value, our clients are doing more with us as we innovate our technology business and continue to develop solutions to respond to dynamically evolving needs. While our strategy benefits from sector tailwinds, our innovation will allow us to continue to capture market share, sustain growth and improve profitability,” said Bob Lyons, President and Chief Executive Officer.
“Second quarter 2022 revenue was ahead of plan and a historical best as we continue building on the momentum established late last year. While we do not intend to provide 2023 guidance until later this year, we have completed our initial bottom up outlook for next year. We remain very excited about these transformative acquisitions and the foundation now in place to support our strategic objective of being the global leader in edge-enabled solutions for the outcome buyer - a technology company that can deliver continuously improving growth and profitability to our shareholders,” said Lyons.
Q2 2022 highlights:
Revenue of $74.3 million, an expansion of 54% from the previous year:
•Limelight contributed $61.5 million, a 27% year over year expansion, resulting from core business growth and the addition of Layer0 revenue.
•Edgio had its third consecutive quarter of double-digit growth, a clear indication of the company's ability to capture market share.
•Edgecast contributed $12.8 million in the quarter.
Gross margin was 30%, up 1050 basis points year over year:
•A large in quarter capacity acquisition and the integration of Edgecast's excess network capacity had a temporary negative impact
•New capacity will support planned Q3 and Q4 increased demand resulting from new content, Thursday Night Football and a large software client committing to double their traffic.
•Online capacity adequately mitigates previously highlighted supply chain concerns.

Exhibit 99.1

Edgio’s solutions: A foundation for continued growth and profitability improvement:
Edgio AppOps provides the most powerful, comprehensive integrated cloud security, development and CDN solution suite in the world.
•App Security: The most complete web application and API protection solution in the market, it includes DDoS, WAF and Bot Management capabilities, and recently stopped a 355 million packets per second DDoS attack - one of the largest ever blocked.
•App Edge: Modern web development tools proven to double developer velocity.
•App Platform: Integrated Suite of Edge application CDN and compute services.
Edgio Delivery, the second largest and the most performant edge delivery platform, boasts approximately 230 terabits per second and is delivered across more than 300 global PoPs.
Edgio Streaming is a mission-critical streaming platform that supports some of the most demanding, well-known companies with a unique ability to capture usage data that can be used to continuously improve viewer experience. Edgio will manage more than 30,000 live events and insert over 50 billion ads for clients this year.
Updating 2022 Guidance:
“We have implemented the first phase of our target operating model and have a clear line of sight to achieving our targeted pro forma financial performance. Based on current conditions, we are updating guidance for the remainder of 2022 as follows,” said Dan Boncel, Chief Financial Officer.
Edgio, Inc.
2022 Guidance

	August 2022	April 2022
Revenue	$380 to $390 million	$240 to $250 million
Adjusted EBITDA	$13 to $16 million	$24 to $28 million
Capital expenditures	Less than 10% of revenue	$20 to $25 million
Forward Looking Outlook
“While we will not provide 2023 guidance until later this year, we have completed our initial deep dive combined pro-forma analysis and would like to share our initial outlook,” continued Boncel.
•The company completed the Edgecast acquisition on June 15 and has successfully implemented the first phase of integration.
•Management has identified additional synergy opportunities beyond the original $50 million and now expects at least $60 million in annualized run rate synergies.
•Management has achieved $17.5 million of synergies to date, well ahead of plan.

Exhibit 99.1
•Initial 2023 revenue outlook of between $550 and $560 million, and adjusted EBITDA that exceeds $65 million.
•An implied revenue expansion of 44% and adjusted EBITDA margin expansion from 4% in 2022 to 12% in 2023.
•Approximately 45% of total revenue falling into the high margin and recurring profile.

Exhibit 99.1
Financial Tables
Edgio, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2022	March 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,175	$27,175	$41,918
Marketable securities	22,158	34,751	37,367
Accounts receivable, net	108,445	55,040	42,217
Income taxes receivable	58	63	61
Prepaid expenses and other current assets	32,107	16,044	13,036
Total current assets	217,943	133,073	134,599
Property and equipment, net	106,059	34,792	33,622
Operating lease right of use assets	7,124	6,064	6,338
Marketable securities, less current portion	40	40	40
Deferred income taxes	2,866	1,822	1,893
Goodwill	163,489	113,463	114,511
Intangible assets, net	72,655	13,827	14,613
Other assets	7,334	4,779	5,485
Total assets	$577,510	$307,860	$311,101
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,800	$15,599	$11,631
Deferred revenue	4,790	2,189	3,266
Operating lease liability obligations	4,755	1,754	1,861
Income taxes payable	262	215	873
Other current liabilities	75,391	20,403	19,292
Total current liabilities	104,998	40,160	36,923
Convertible senior notes, net	122,202	121,991	121,782
Operating lease liability obligations, less current portion	11,352	9,209	9,616
Deferred income taxes	100	303	308
Deferred revenue, less current portion	1,530	282	116
Other long-term liabilities	716	721	777
Total liabilities	240,898	172,666	169,522
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 219,706, 138,178 and 134,337 shares issued and outstanding at June 30, 2022, March 31, 2022, and December 31, 2021, respectively	220	138	134
Common stock contingent consideration	16,900	—	—
Additional paid-in capital	793,522	590,249	576,807
Accumulated other comprehensive loss	(11,413)	(9,004)	(8,345)
Accumulated deficit	(462,617)	(446,189)	(427,017)
Total stockholders’ equity	336,612	135,194	141,579
Total liabilities and stockholders’ equity	$577,510	$307,860	$311,101

Exhibit 99.1
Edgio, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Percent	June 30,	Percent	June 30,	June 30,	Percent
	2022	2022	Change	2021	Change	2022	2021	Change
Revenue	$74,312	$57,959	28%	$48,348	54%	$132,270	$99,543	33%
Cost of revenue:
Cost of services (1)	46,088	35,070	31%	32,976	40%	81,157	66,021	23%
Depreciation — network	5,903	5,089	16%	5,929	—%	10,992	11,608	(5)%
Total cost of revenue	51,991	40,159	29%	38,905	34%	92,149	77,629	19%
Gross profit	22,321	17,800	25%	9,443	136%	40,121	21,914	83%
Gross profit percentage	30.0%	30.7%		19.5%		30.3%	22.0%
Operating expenses:
General and administrative (1)	26,927	15,833	70%	7,515	258%	42,760	20,412	109%
Sales and marketing (1)	10,946	7,627	44%	5,784	89%	18,573	15,631	19%
Research and development (1)	12,161	9,577	27%	5,187	134%	21,738	11,315	92%
Depreciation and amortization	1,508	1,032	46%	549	175%	2,540	1,089	133%
Restructuring charges	4,368	698	NM	2,155	NM	5,066	9,028	NM
Total operating expenses	55,910	34,767	61%	21,190	164%	90,677	57,475	58%
Operating loss	(33,589)	(16,967)	NM	(11,747)	NM	(50,556)	(35,561)	NM
Other income (expense):
Interest expense	(1,315)	(1,313)	NM	(1,305)	NM	(2,628)	(2,591)	NM
Interest income	33	27	NM	42	NM	60	87	NM
Other, net	(1,146)	(713)	NM	(440)	NM	(1,859)	(655)	NM
Total other expense	(2,428)	(1,999)	NM	(1,703)	NM	(4,427)	(3,159)	NM
Loss before income taxes	(36,017)	(18,966)	NM	(13,450)	NM	(54,983)	(38,720)	NM
Income tax (benefit) expense	(19,589)	206	NM	248	NM	(19,383)	507	NM
Net loss	$(16,428)	$(19,172)	NM	$(13,698)	NM	$(35,600)	$(39,227)	NM

Net loss per share:
Basic	$(0.11)	$(0.14)		$(0.11)		$(0.25)	$(0.31)
Diluted	$(0.11)	$(0.14)		$(0.11)		$(0.25)	$(0.31)

Weighted average shares used in per share calculation:
Basic	151,776	135,528		126,050		143,652	125,170
Diluted	151,776	135,528		126,050		143,652	125,170

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1
Edgio, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Share-based compensation:
Cost of services	$326	$408	$458	$734	$704
General and administrative	2,166	2,103	1,874	4,269	7,902
Sales and marketing	1,376	1,181	395	2,557	958
Research and development	3,423	3,320	614	6,743	985
Restructuring charges	—	—	917	—	2,271
Total share-based compensation	$7,291	$7,012	$4,258	$14,303	$12,820

Depreciation and amortization:
Network-related depreciation	$5,903	$5,089	$5,929	$10,992	$11,608
Other depreciation and amortization	336	246	549	582	1,089
Amortization of intangible assets	1,172	786	—	1,958	—
Total depreciation and amortization	$7,411	$6,121	$6,478	$13,532	$12,697

Net increase (decrease) in cash, cash equivalents and marketable securities:	$15,407	$(17,359)	$2,608	$(1,952)	$(4,187)

End of period statistics:
Approximate number of active clients	1,000	577	533	1,000	533

Number of employees and employee equivalents	1,317	556	459	1,317	459

Exhibit 99.1
Edgio, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Operating activities
Net loss	$(16,428)	$(19,172)	$(13,698)	$(35,600)	$(39,227)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,411	6,121	6,478	13,532	12,697
Share-based compensation	7,291	7,012	4,258	14,303	12,820
Foreign currency remeasurement loss	441	242	257	683	186
Deferred income taxes	(19,278)	(2)	(71)	(19,280)	(81)
Gain on sale of property and equipment	(10)	—	(107)	(10)	(107)
Accounts receivable charges	6	272	381	278	847
Amortization of premium on marketable securities	204	280	573	484	1,182
Noncash interest expense	211	209	201	420	400
Changes in operating assets and liabilities:
Accounts receivable	(4,861)	(13,095)	3,903	(17,956)	5,962
Prepaid expenses and other current assets	(1,451)	(3,174)	(7)	(4,625)	439
Income taxes receivable	(553)	(2)	46	(555)	10
Other assets	292	834	513	1,126	912
Accounts payable and other current liabilities	23,046	3,625	1,523	26,671	6,732
Deferred revenue	2,778	(911)	(273)	1,867	(357)
Income taxes payable	52	(655)	68	(603)	141
Other long term liabilities	(2)	(55)	(108)	(57)	(111)
Net cash (used in) provided by operating activities	(851)	(18,471)	3,937	(19,322)	2,445
Investing activities
Purchases of marketable securities	(1,340)	(6,839)	(20,537)	(8,179)	(31,411)
Sale and maturities of marketable securities	13,784	9,087	25,818	22,871	31,715
Purchases of property and equipment	(12,975)	(5,350)	(2,986)	(18,325)	(9,614)
Proceeds from sale of property and equipment	10	—	107	10	107
Cash acquired in acquisition of business	30,374	492	—	30,866	—
Net cash provided by (used in) investing activities	29,853	(2,610)	2,402	27,243	(9,203)
Financing activities
Payment of debt issuance costs	—	—	(30)	—	(30)
Payment of employee tax withholdings related to restricted stock vesting	(524)	(1,285)	(427)	(1,809)	(1,098)
Proceeds from employee stock plans	785	7,986	2,613	8,771	5,460
Net cash provided by financing activities	261	6,701	2,156	6,962	4,332
Effect of exchange rate changes on cash and cash equivalents	(1,263)	(363)	(50)	(1,626)	(304)
Net increase (decrease) in cash and cash equivalents	28,000	(14,743)	8,445	13,257	(2,730)
Cash and cash equivalents, beginning of period	27,175	41,918	35,620	41,918	46,795
Cash and cash equivalents, end of period	$55,175	$27,175	$44,065	$55,175	$44,065
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) adjusted to exclude share-based compensation, non-cash interest expense, restructuring and

Exhibit 99.1
transition related charges, acquisition and legal related expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense (benefit). We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation, restructuring and transition related charges, and acquisition and legal related expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus. The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•     EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•     These measures do not reflect changes in, or cash requirements for, our working capital needs;
•     Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•     These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•     These measures do not reflect income taxes or the cash requirements for any tax payments;
•     Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•     While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•     Other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

Exhibit 99.1
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.
Edgio, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30, 2022		March 31, 2022		June 30, 2021		June 30, 2022		June 30, 2021
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(16,428)	$(0.11)	$(19,172)	$(0.14)	$(13,698)	$(0.11)	$(35,600)	$(0.25)	$(39,227)	$(0.31)
Share-based compensation	7,291	0.05	7,012	0.05	3,341	0.03	14,303	0.10	5,985	0.05
Non-cash interest expense	211	—	209	—	201	—	420	—	400	—
Restructuring and transition related charges	4,368	0.03	698	0.01	2,155	0.02	5,066	0.04	13,855	0.11
Acquisition and legal related expenses	14,167	0.09	5,107	0.04	—	—	19,274	0.13	—	—
Amortization of intangible assets	1,172	0.01	786	0.01	—	—	1,958	0.01	—	—
Non-GAAP net income (loss)	$10,781	$0.07	$(5,360)	$(0.04)	$(8,001)	$(0.06)	$5,421	$0.04	$(18,987)	$(0.15)

Weighted average shares used in per share calculation:		151,776		135,528		126,050		143,652		125,170

Exhibit 99.1
Edgio, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
U.S. GAAP net loss	$(16,428)	$(19,172)	$(13,698)	$(35,600)	$(39,227)
Depreciation and amortization	7,411	6,121	6,478	13,532	12,697
Interest expense	1,315	1,313	1,305	2,628	2,591
Interest and other (income) expense	1,113	686	398	1,799	568
Income tax (benefit) expense	(19,589)	206	248	(19,383)	507
EBITDA	$(26,178)	$(10,846)	$(5,269)	$(37,024)	$(22,864)
Share-based compensation	7,291	7,012	3,341	14,303	5,985
Restructuring and transition related charges	4,368	698	2,155	5,066	13,855
Acquisition and legal related expenses	14,167	5,107	—	19,274	—
Adjusted EBITDA	$(352)	$1,971	$227	$1,619	$(3,024)
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense (benefit), that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EDT (1:30 p.m. PDT) today, management will host a quarterly conference call for investors. Interested parties can access the call by dialing (844) 200-6205 from the United States or (929) 526-1599 internationally, with access code 974364. The conference call will also be audio cast live from www.edg.io and a replay will be available following the call from the Edgio website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income (loss), capital expenditures, and our future prospects, areas of investment, and product launches. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, experiencing expenses that exceed our expectations, and acquisition activities and contributions from acquired businesses. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.edgio.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of August 8, 2022, and we undertake no duty to update this information in light of new information or future events, unless required by law.

Exhibit 99.1
About Edgio
Edgio (NASDAQ: EGIO) is an edge-enabled software solutions provider powering unmatched, secure digital experiences through a seamlessly integrated delivery, applications and streaming platform. Our globally-scaled technology and expert services fuel the world’s top brands with the capacity to deliver the fastest, most dynamic, and frictionless education, entertainment, events and applications to every user. Dedicated to providing unparalleled client care and extending value every step of the way, Edgio is a partner of choice, driving about 20 percent of worldwide internet traffic to support the most popular shows, movies, sports, games and music, and instant-loading websites. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.
Source: Edgio
CONTACT:
Edgio, Inc.
Investor relations: Sameet Sinha, 646-337-8909
ir@edg.io
Media relations: Katherine Webb, 919-323-6190
kwebb@edg.io
Ticker Slug:
Ticker: EGIO
Exchange: NASDAQ